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                                                                    Exhibit 99.1


MARKLAND TECHNOLOGIES COMPLETES $6.2 MILLION IN EQUITY FINANCING; FINANCING PROCEEDS TO BE UTILIZED TO ELIMINATE DEBT AND FACILITATE FUTURE ASSET ACQUISITIONS


RIDGEFIELD, Conn.--(BUSINESS WIRE)--April 19, 2004--Markland Technologies, Inc.(NASDAQ-OTCBB:MRKL) (OTCBB: MRKL http://www.marklandtech.com), an integrated homeland security company announced today that it has raised a total of $6.2 million through private placements of its equity securities. In March 2004 the company's management decided to raise equity capital with the common stock trading at an average price of approximately $1.33 per share. On April 2, 2004, the Company closed on a private placement of $2 million dollars for Common Stock at a price of $0.60 per share, with an equivalent number of warrants with an exercise price of $1.25. On April 19, 2004, the Company closed on a private placement of $2 million dollars for Common Stock at a price of $0.80 per share, with an equivalent number of warrants with an exercise price of $2.00. The Company also announced that prior to April 2, 2004 it raised $2.2 million through private placements of its Series D Convertible Preferred Stock. The Series D Convertible Preferred Stock is convertible into common stock at a discount to the prevailing market price. In addition, the company announced that the holder of its Series C Convertible Preferred and its $500,000 note has converted its entire position into Markland Common Shares. The number of outstanding shares of common stock (primary) after the completion of these financing transactions is less than 19 million shares.


Markland has utilized approximately $1.4 million of the net equity financing proceeds from these private placements to repay all its long term notes, including repayment of a note due and payable to BayView Capital LLC for the October 2003 purchase of Science and Technology Research Inc. The company intends to use the remaining proceeds for working capital and to pursue the company's accelerated revenue growth business plan through acquisitions of revenue producing assets focused in the Homeland Security marketplace. As previously announced, company management believes it will have substantial revenue increase for this calendar year through a combination of organic growth and acquisitions.


About Markland Technologies


Markland Technologies, Inc(NASDAQ-OTCBB:MRKL) is committed to helping secure America by providing innovative emerging technologies and expert services to meet the country's needs to protect our people, our borders and our infrastructure assets. The Company is a Board member of the Homeland Security Industries Association (http://www.hsianet.org).


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"Forward-Looking Statements"


Investors are cautioned that certain statements contained in this document as well as some statements in periodic press releases and some oral statements of Markland Technologies officials during presentations about Markland Technologies, are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Forward-looking statements include statements which are predictive in nature, which depend upon or refer to future events or conditions, which include words such as "expects", "anticipates", "intends", "plans", "believes", "estimates", or similar expressions. In addition, any statements concerning future financial performance (including future revenues, earnings or growth rates), ongoing business strategies or prospects, and possible future actions, which may be provided by management, are also forward-looking statements as defined by the Act. Some of the factors that could significantly impact the forward-looking statements in this press release include, but are not limited to: insufficient cash flow to continue to fund the development and marketing of the Company's products and technology; a rejection of the Company's products and technologies by the marketplace, and; disputes as to the Company's intellectual property rights. Forward-looking statements are based upon current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about Markland Technologies, its products, economic and market factors and the industries in which Markland Technologies does business, among other things. These statements are not guarantees of future performance and Markland Technologies has no specific intention to update these statements. More detailed information about those factors is contained in Markland Technologies filings with the Securities and Exchange Commission.

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    CONTACT: Markland Technologies
             http://www.marklandtech.com
             or
             ECON Investor Relations, Inc.
             Dawn Van Zant, 1-866-730-1151
             dvanzant@investorideas.com
             or
             Trevor Ruehs
             truehs@investorideas.com

    SOURCE: Markland Technologies